SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2008

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4400 Post Oak Pkwy, Suite 2700, Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 25, 2008, Adams Resources & Energy, Inc. (the “Company”) entered into a Change of Control and Severance Agreement (the “Agreement”) with its Chief Financial Officer, Richard B. Abshire.  The Agreement will terminate on July 25, 2012 if a Change of Control and Severance (as defined in the Agreement) has not occurred on or before that date.  Under the terms of the Agreement, if Mr. Abshire’s employment is terminated within 12 months following a Change in Control, by any event other than (i) by the Company for Cause (as defined in the Agreement), (ii) by reason of death or disability, or (iii) by Mr. Abshire’s initiative absent Good Reason (as defined in the Agreement), then the Company will pay Mr. Abshire a lump sum severance payment, in cash, equal to two times Mr. Abshire’s highest base salary (i.e., annualized regular earning excluding any bonus) as in effect during the three-year period ending the last day of the month immediately prior to the month in which the termination occurs.

The foregoing descriptions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: July 25, 2008	By: /s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Change in Control/Severance Agreement dated July 25, 2008, by and between Adams Resources & Energy, Inc. and Richard B. Abshire.